                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                  FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            3DFX INTERACTIVE, INC.
           --------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


             CALIFORNIA                                    77-0390421
           --------------                                ----------------
(State of incorporation or organization)       (IRS Employer Identification No.)


          4435 Fortran Drive
          San Jose, California                                95134
         ----------------------                            -----------
(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchange on which
      to be so registered                    each class is to be registered
     ----------------------                 --------------------------------
            None                                           None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Share Purchase Rights
                       ----------------------------------
                               (Title of Class)
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THE UNDERSIGNED REGISTRANT HEREBY AMENDS THE FOLLOWING ITEMS AND EXHIBITS OF ITS
FORM 8-A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON NOVEMBER 9, 1998 (THE "FORM 8-A"):

Item 1. Description of Registrant's Securities to be Registered.

The response to Item 1 in the Form 8-A is hereby amended by the addition of the following paragraphs after the last paragraph thereof:

First Amendment

Effective as of December 15, 2000, the Company and the Rights Agent entered into an amendment (the "First Amendment") amending the Rights Agreement pursuant to
Section 27 thereof. A copy of the First Amendment is attached hereto as Exhibit 2 and is incorporated by reference herein in response to this Item 1. The description contained herein is qualified in its entirety by reference to
Exhibit 2. A copy of the First Amendment is also available free of charge from the Rights Agent. The following amendment to the Rights Agreement was effected by the First Amendment.

     On December 15, 2000, the Company entered into an Asset Purchase Agreement with NVIDIA Corporation ("NVIDIA") pursuant to which the Company will sell to NVIDIA all or substantially all of the Company's assets (the "Asset Sale"). The First Amendment provides that none of NVIDIA or any of its affiliates shall be deemed an Acquiring Person under the Rights Agreement.


Item 2. Exhibits.

1. Preferred Shares Rights Agreement, dated as of October 30, 1998, between 3dfx Interactive, Inc. and BankBoston, N.A., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on November 9, 1998).

2. First Amendment to Preferred Shares Rights Agreement of 3dfx Interactive, Inc., dated as of December 15, 2000, between 3dfx Interactive, Inc. and BankBoston, N.A.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        3DFX INTERACTIVE, INC.
                                        (Registrant)

                                        /s/ RICHARD A. HEDDLESON
                                        --------------------------------------
                                        Richard A. Heddleson
                                        Chief Financial Officer
                                        (Principal Financial Officer)


Dated: January 26, 2001
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                                 EXHIBIT INDEX


EXHIBIT
NO.       EXHIBIT
---       -------

1. Preferred Shares Rights Agreement, dated as of October 30, 1998, between 3dfx Interactive, Inc. and BankBoston, N.A., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on November 9, 1998).

2.* First Amendment to Preferred Shares Rights Agreement of 3dfx Interactive, Inc., dated as of December 15, 2000, between 3dfx Interactive, Inc. and BankBoston, N.A.


__________________________
* Filed herewith.